Exhibit 3.1

Articles of Incorporation (Pursuant to NRS 78)

1.    Name of Corporation:    American Centrality Investments, Inc.

2.    Resident Agent Name and Street Address:    The Nevada Agency and Trust Company #19177

                                                                                        50 West Liberty Street, Suite 880

                                                                                        Reno, Nevada 89501

3.    Shares:    Number of shares with par value:    275,000,000     Par Value:  $0.001

4.    Name and Address of Board of Directors:     Phillip W. offill Jr. c/o Godwin Gruber LLP

                                                                                       1201 Elm Street, Suite 1700

                                                                                       Dallas, TX 75270

6.    Name, Address and Signature of Incorporator:   Ludwell Strickler                      /s/ Ludwell Strickler

                                                                                              1201 Elm Street, Suite 1700, Dallas, TX 75270

7.    Certificate of Acceptance of Appointment of Resident Agent:    /s/ Amanda Cardinalli               March 14, 2005

                                                                                                                        Amanda Cardinalli, President